                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                  SCHEDULE 14A

                                (RULE 14A - 101)
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                   ----------

Filed by the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12

                        PACIFICHEALTH LABORATORIES, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                        PACIFICHEALTH LABORATORIES, INC.

                           100 Matawan Road, Suite 420
                                Matawan, NJ 07747

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2006

TO THE STOCKHOLDERS OF PACIFICHEALTH LABORATORIES, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PACIFICHEALTH LABORATORIES, INC. (the "Company") will be held at the Marriott Courtyard, 245 Half Mile Road, Red Bank, NJ, 07701 on June 7, 2006 at 10:00 a.m., local time, for the following purposes:

1.   To elect five (5) directors;

2. To ratify the appointment of Weiser LLP as independent auditors for the Company for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board of Directors has established the close of business on May 5, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

          You are urged to review carefully the accompanying proxy statement and to complete, sign, date and return the enclosed proxy card as promptly as possible whether or not you plan to attend the meeting. You may revoke your proxy at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

                                        By order of the Board of Directors,


                                        /s/ Stephen P. Kuchen
                                        ----------------------------------------
                                        Stephen P. Kuchen, Secretary

May 8, 2006

                        PACIFICHEALTH LABORATORIES, INC.

                           100 Matawan Road, Suite 420
                                Matawan, NJ 07747
                                 (732) 739-2900

                                   ----------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 7, 2006

          The enclosed Proxy is solicited on behalf of the Board of Directors of PACIFICHEALTH LABORATORIES, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, at the Marriott Courtyard, 245 Half Mile Road, Red Bank, NJ, 07701 on June 7, 2006 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This meeting and any adjournments or postponements are referred to in the Proxy Statement as the "Annual Meeting." This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about May 9, 2006.

          Proxies properly executed and timely returned will be voted at the Annual Meeting in accordance with the directions on the Proxy. If no direction is indicated on the Proxy, the shares will be voted FOR (1) the election of the nominees named as directors of the Company, and (2) the ratification of the appointment of Weiser LLP as independent auditors for the Company for the fiscal year ending December 31, 2006, and on other matters presented for a vote, if any, in accordance with the judgment of the persons acting as proxy. The persons named as proxies were selected by the Board of Directors and are presently executive officers of the Company.

VOTING SECURITIES AND VOTES REQUIRED

          The holders of shares of the common stock, par value $.0025 per share (the "Common Stock"), and the Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Company (cumulatively, the "Shares") of record at the close of business on May 5, 2006 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 10,975,259 shares of Common Stock and 90,909 shares of Series A Preferred Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to cast one vote on (1) the election of up to five nominees for the Board of Directors, (2) the ratification of the appointment of Weiser LLP as independent auditors for the Company for the year ending December 31, 2006, and on each other matter that may be properly brought to before the meeting. Each share of Series A Preferred Stock is entitled to cast one vote on such matters for each share of Common Stock into which such share can be converted. At the Record Date, each share of Series A Preferred Stock was convertible into 10 shares of Common Stock so that the Series A Preferred Stock will be entitled to an aggregate of 909,091 votes at the Annual Meeting. At the Annual Meeting, Common Stock and Series A Preferred Stock will vote together as one class.

          The presence, in person or by proxy, of the holders of a majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes cast in person or by proxy at the Annual Meeting will be tabulated by a representative of StockTrans, Inc., who will serve as inspector of elections. The five (5) nominees for the Board of Directors receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Abstentions and broker non-votes are not considered in the election of directors. Approval of the ratification of appointment of independent auditors requires the affirmative vote of the majority of the shares present at the meeting in person or by proxy. On any matters other than the election of directors, abstentions will be counted as negative votes, and broker non-votes will not be counted.

          Stockholders whose shares are held in "street name" by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in "street name" by a broker, and who wish to vote in person at the Annual Meeting, must first obtain a legal proxy from their broker.

          Stockholders do not have cumulative voting rights.

REVOCABILITY OF PROXY

          Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

PERSONS MAKING THE SOLICITATION

          The solicitation of Proxies is being made by the Company. The cost of such solicitation, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone, but such persons will not be separately compensated for these services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          As of May 5, 2006, the Company had 10,975,259 shares of Common Stock outstanding and Series A Preferred Stock convertible into 909,091 shares of Common Stock. The following table sets forth information concerning the ownership of the Company's Common Stock as of such date by each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, by each of the Company's directors and executive officers, and by the Company's directors and executive officers, as a group.

                                         COMMON STOCK (2)         COMMON STOCK (2)
NAME AND ADDRESS (1)                AMOUNT BENEFICIALLY OWNED   PERCENTAGE OF CLASS
---------------------------------   -------------------------   -------------------
5% BENEFICIAL OWNERS
--------------------
Matthew Smith (3)                           1,081,644                   9.5%
241 Central Park West
New York, NY 10024

Hormel Health Labs, LLC (4)                   909,091                   7.6%
1 Hormel Place
Austin, MN 55912

OFFICERS AND DIRECTORS
----------------------

Robert Portman (5)                          2,861,051                  24.4%
Chairman of the Board, President,
Chief Executive Officer and
Chief Scientific Officer

Stephen P. Kuchen (6)                         106,044                   1.0%
Chief Financial Officer,
Chief Operating Officer,
Treasurer, Secretary
and a Director

David I. Portman (7)                          391,428                   3.5%
Director

Michael Cahr (8)                              115,000                   1.0%
Director

Executive Officers and                      3,473,523                  29.0%
Directors, as a group (4 persons)

*    Less than one percent

(1) Except as otherwise indicated, the address of each person named in the above table is c/o PacificHealth Laboratories, Inc., 100 Matawan Road, Suite 420, Matawan, NJ 07747.

(2) Shares of Common Stock which is issuable upon the exercise of a stock option or warrant which is presently exercisable or which becomes exercisable within sixty days is considered outstanding for the purpose of computing the percentage ownership (x) of persons holding such options or warrants, and (y) of officers and directors as a group with respect to all options and warrants held by officers and directors.

(3) Includes 445,548 shares that may be acquired by exercise of warrants exercisable within 60 days of May 5, 2006.

(4) Includes 90,909 shares of Series A Preferred Stock (representing 100% of the issued and outstanding preferred stock) convertible into 909,091 shares of Common Stock. The holder of the shares of Series A Preferred Stock is entitled to vote on an as-converted basis on any matters presented to the holders of the Common Stock for a vote.

(5) Includes 760,428 shares that may be acquired by exercise of options and warrants exercisable within 60 days of May 5, 2006. Does not include 200,000 shares of Common Stock owned by Jennifer Portman, Dr. Portman's wife, individually and as Trustee for his and her minor children, as to which Dr. Portman disclaims beneficial ownership.

(6) Includes 85,348 shares that may be acquired by exercise of options exercisable within 60 days of May 5, 2006.

(7) Includes 85,976 shares that may be acquired by exercise of options and warrants exercisable within 60 days of May 5, 2006.

(8) Includes 77,500 shares that may be acquired by exercise of options exercisable within 60 days of May 5, 2006.

CHANGE OF CONTROL

          There are no arrangements known to the Company the operation of which may result in a change in control of the Company. The Company is prohibited from entering into a merger, consolidation or sale of substantially all of its assets without the consent of the holders of Series A Preferred Stock, unless the terms of such transaction provide such holders with at least a 35% cumulative annual return on investment.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

          Five directors are to be elected at the Annual Meeting. The persons named as Proxies for this Annual Meeting intend to vote in favor of the election of the following nominees as directors of the Company. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the Proxy. All directors will be elected to hold office until the next annual meeting of stockholders in 2007 and until their successors are duly elected and qualified. All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected. At this time, the Board of Directors knows of no reason why any nominee may be unavailable to serve.

          The nominees of the Board of Directors are as follows:

          DR. ROBERT PORTMAN, age 61, has served as our President and Chief Executive Officer since June 2005 and our Chairman of the Board of Directors and Chief Scientific Officer since September 2004. From our inception to September 2004, Dr. Portman served as our President, Chief Executive Officer, and Chairman of the Board of Directors. Dr. Portman has a Ph.D. in Biochemistry and worked as a senior scientist at Schering Laboratories before co-founding M.E.D. Communications in 1974. In 1987, Dr. Portman started a consumer agency and, in 1993, he merged both agencies to form C&M Advertising. C&M Advertising, with billings in excess of $100 million Dr. Portman is coauthor of two books, Nutrient Timing and The Performance Zone. He has authored hundreds of articles on the role of nutrition in improving sports performance. He is a frequent guest on TV and radio and has been a keynote speaker at national coaches meetings on how nutritional intervention during and after exercise can improve athletic performance and speed muscle recovery. As Chief Scientific Officer of PacificHealth Laboratories, he holds 12 patents for nutritional inventions to improve sports performance as well as to control appetite and help in the management of Type II diabetes.

          STEPHEN P. KUCHEN, age 45, has served as Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and a Director, of the Company since September 2004. Prior to that, Mr. Kuchen served as the Vice President - Finance, Chief Financial Officer, Treasurer, Assistant Secretary and a Director, of the Company since June 2000. Mr. Kuchen initially joined the Company in February of 2000 as Controller. Prior to joining the Company, Mr. Kuchen was employed from 1996 to 1999 as the Controller of Able Laboratories, a public company located in South Plainfield, New Jersey that manufactures and sells generic pharmaceuticals. Prior to his employment by Able Laboratories, Mr. Kuchen was the Controller of Jerhel Plastics, a privately owned manufacturer of women's compact cases from 1993 to 1996. Mr. Kuchen is a graduate of Seton Hall University in South Orange, NJ, and is a Certified Management Accountant.

          DAVID I. PORTMAN, age 65, has served as a Director of the Company from its inception. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. In 1988, Mr. Portman sold his interest in M.E.D. Communications to Robert Portman, and became President of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he still holds. Mr. Portman served as a director of First Montauk Securities Corp. from 1993 through December 31, 2002.

          MICHAEL CAHR, age 66, was appointed to the Board of Directors in April 2002. Since April 1999, Mr. Cahr has served as President of Saxony Consultants, a company that provides financial and marketing expertise to organizations in the United States and abroad. Mr. Cahr was Chairman of Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical information from September 1997 through March 1999 and President, CEO and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology, healthcare services, biotech and medical services from October 1987 to June 1994. Mr. Cahr serves as a director of Lifecell Corporation, a Branchburg, New Jersey-based, publicly-traded tissue engineering company where he has been a board member since 1991. Mr. Cahr is also a director of Mpower Communications Corp., a publicly-traded AMEX company specializing in providing data and voice services to businesses. Mr. Cahr received his undergraduate degree in Economics from Colgate University and his M.B.A. from Fairleigh Dickinson University.

          GARY JAMISON, age 40, was named as a Director in December 2005. Mr. Jamison is currently controller for the Specialty Foods Group of Hormel Foods Corporation ("HFC"), a publicly-traded company. Mr. Jamison has been involved with the integration of Diamond Crystal Brands after its acquisition by HFC and has worked as part of a team to complete the acquisitions of Century Foods International, Mark-Lynn Foods and InterNutra. Mr. Jamison started with HFC in June of 1988 and has held various jobs within HFC in cost accounting, audit, marketing and management in addition to his current position. Mr. Jamison graduated from Concordia College in Moorhead, Minnesota with a B.A. in Accounting.

ARRANGEMENTS AND RELATIONSHIPS

          Pursuant to an Investors' Rights Agreement dated as of January 28, 2005, as long as at least 50% of the original shares of the Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock have the right to designate an individual to be nominated to the Company's Board of Directors, provided that such designee would be considered an independent director under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable requirements of the exchange or quotation system on which the Company's Common Stock is listed or quoted. All of the shares of Series A Preferred Stock are currently held by Hormel Health Labs, LLC ("Hormel"). Currently, Mr. Jamison is Hormel's nominee to the Company's Board of Directors. See the discussion below under Executive Compensation - Certain Relationships and Related Transactions for more information about the Investors' Rights Agreement.

          Robert Portman and David Portman are brothers. There are no other family relationships among our directors, executive officers or persons nominated or chosen to become our directors or executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE SLATE OF NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE FIVE NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

EXECUTIVE OFFICERS

          The executive officers of the Company as of the date of this Proxy Statement are as follows:

Name                    Position with the Company
----                    -------------------------
Robert Portman, Ph.D.   Chairman of the Board of Directors, Chief Executive
                        Officer and President

Stephen P. Kuchen       Chief Financial Officer, Chief Operating Officer,
                        Secretary, Treasurer

          Information concerning Dr. Portman and Mr. Kuchen is included above in the biographical summaries of the nominees for director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          The business affairs of the Company are managed under the direction of the Board of Directors. During 2005, the Board of Directors met via telephonic conference call six times, met four times in person, and met once via unanimous consent. In 2005, no incumbent Director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director. Three former directors resigned during 2005: Gary Paxton (November 11, due to his retirement from Hormel), Joseph Harris (April 11) and Gregory Horn (March 3). In addition, David Mastroianni, who was our President and CEO, and a director, at the beginning of 2005, resigned from all of those positions during 2005.

DIRECTOR ATTENDANCE AT COMPANY ANNUAL MEETINGS

          We currently expect all the Company's directors to be in attendance at the Annual Meeting. It has been customary for our directors to attend our annual meetings of stockholders. All of the directors then in office attended the 2005 Annual Meeting of Stockholders.

          The Board of Directors has established three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

DIRECTOR INDEPENDENCE

          Messrs. Cahr and Jamison are independent directors as defined under NASDAQ rules. NASDAQ rules are not now directly applicable to the Company. Messrs. Cahr and Jamison are currently our only independent directors.

COMPENSATION COMMITTEE

          Our Board of Directors has established a separately designated standing Compensation Committee. The Compensation Committee, which was formed in June 2002, took action by unanimous consent one time during the fiscal year ended December 31, 2005. The Compensation Committee was formed to set policies for compensation of our Chief Executive Officer and the other executive officers. The Compensation Committee periodically compares our executive compensation levels with those of companies with which we believe that we compete for attraction and retention of senior caliber personnel. The Compensation Committee either determines or recommends to the Board of Directors the compensation of all executive officers.

          During fiscal 2005, the Compensation Committee was composed of Mr. Harris until his resignation and Mr. Cahr, each of whom was deemed independent. Currently, Mr. Cahr is the sole member of the Compensation Committee.

AUDIT COMMITTEE

          The Board of Directors has established a separately designated standing Audit Committee. The Audit Committee met four times during fiscal year ended December 31, 2005. The Audit Committee performs the role described in
Section 3(a)(58)(A) of the Exchange Act and reviews and discusses with our management and our independent auditors the audited and unaudited financial statements contained in our Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB, respectively. Although our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis. The Audit Committee also discusses with the independent auditors their judgments as to the quality of our accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements, as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee amended its written charter on March 16, 2004. The Audit Committee Charter is available on our website - www.pacifichealthlabs.com.

          During fiscal 2005, the Audit Committee was composed of Mr. Cahr, (who was the chairman of the Audit Committee); Joseph Harris, through his resignation on April 11, 2005; Mr. Paxton, until his resignation in November 2005; and subsequently Mr. Jamison, each of whom meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act and under NASDAQ rules.

AUDIT COMMITTEE REPORT

To the Board of Directors of
PacificHealth Laboratories, Inc.:

          The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2005 with management. The Audit Committee has discussed with Weiser LLP, the Company's independent auditors for 2005, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Weiser LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Weiser LLP that firm's independence. The Audit Committee has also discussed with the Company's management and with the auditing firm such other matters and received such assurances from them, as we deemed appropriate.

          Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2005 for filing with the Securities and Exchange Commission.

                        Submitted by the Audit Committee:

                                  Michael Cahr
                                  Gary Jamison

          The foregoing report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the Securities and Exchange Commission ("SEC") or to be incorporated by reference into any of the Company's future filings with the SEC, except as may be explicitly specified by the Company in any future filing.

NOMINATING COMMITTEE AND NOMINATION OF DIRECTORS

          Our Nominating Committee was formed on March 16, 2004. The Nominating Committee did not meet during the year ended December 31, 2005. The Nominating Committee is responsible for identifying and recommending qualified candidates to serve on our Board of Directors, considering nominees for director recommended by stockholders and other Board members, and recommending selection and qualification criteria for directors. Michael Cahr and Gary Jamison are the members of the Nominating Committee and are independent under relevant NASDAQ rules, although the NASDAQ rules are not directly applicable to us. Prior to formation of the Nominating Committee, nominations for the election of directors at annual meetings had generally been handled by the full Board of Directors. Other than Messrs. Cahr and Jamison, no other members of the Board of Directors are deemed to be independent.

          The Nominating Committee does not have a charter. Generally, the members of the Board of Directors and the Nominating Committee believe nominees for director should possess the highest personal and professional ethics, integrity and values and must be committed to representing the long-term interests of the stockholders. The Nominating Committee seeks candidates having experience in business, management, marketing, finance, regulatory matters, the sports nutrition and nutritional and dietary supplement industries, the pharmaceutical industry and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

          The Nominating Committee considers candidates that are put forward by stockholders. The proposed candidate's name, and the information described below, should be sent to Stephen Kuchen, Chief Financial Officer and Secretary, at our principal executive offices located at 100 Matawan Road, Suite 420, Matawan, New Jersey, 07747-3913. Mr. Kuchen will then submit such information to the Nominating Committee for review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates developed internally. Other than candidates submitted by our directors and executive officers, we have not, in the past five years, received a proposed candidate for nomination from any large, long-term shareholder.

          Under our bylaws, notice of a proposed candidate must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be received by us not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or made public. The stockholder's notice must state:

               o the name, age, business address and residence address of the candidate;

               o    the principal occupation or employment of the candidate;

               o the class and number of shares of the Company which are beneficially owned by the candidate;

               o any other information relating to the candidate that is required to be disclosed under the SEC's proxy rules (including without limitation such person's written consent to being named in any proxy statement as a nominee and to serving as a director if elected);

               o the name and address, as they appear on our books, of the stockholder making the proposal; and

               o the class and number of shares of the Company which are beneficially owned by the stockholder making the proposal.

          Although we are not currently required to have a majority of independent directors on our Board of Directors, we continue to search for additional, highly qualified, individuals who would be deemed independent, to appoint to our Board of Directors.

          As a small company, we have generally used an informal process to identify and evaluate director candidates. Although we believe that identifying and nominating highly skilled and experienced director candidates is critical to our future, we have not engaged, nor do we believe that it is necessary at this time to engage, any third party to assist us in identifying director candidates. We have encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. We believe that as a result, we are presented with a more diverse and experienced group of candidates for discussion and consideration.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

          To date, the Company has not implemented a policy or procedure by which our stockholders can communicate directly with our directors. The Company is currently reviewing alternative policies and procedures for such communication and intends to have a policy in place before the end of fiscal year 2006. It has been management's policy, however, to forward to the directors any communication received by the Company that is addressed to the directors.

DIRECTORS' COMPENSATION

          For the year ended December 31, 2005, we did not compensate any of our directors for their service on the Board of Directors.

                             EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

          Dr. Portman is employed by us under an Employment Extension Agreement. Under the Employment Extension Agreement, Dr. Portman receives a salary of $275,000 per year. The Employment Extension Agreement provided, however, that Dr. Portman be compensated at the rate of $225,000 per year until our financial condition significantly improved, at which time the accrued difference would be paid. Upon the closing of the sale of certain intellectual property assets related to the our ACCELERADE(R) and ENDUROX(R) sports nutrition product lines to Mott's LLP on February 22, 2006, Dr. Portman received $50,000 pursuant to this provision. In addition, Dr. Portman is entitled to an annual bonus not to exceed 100% of his base salary, the eligibility for and amount of which shall be based upon attainment of milestones by us and/or Dr. Portman to be agreed upon by Dr. Portman and the Compensation Committee. No bonus has been paid for 2005. Dr. Portman received options to purchase up to 450,000 shares of Common Stock under our 2000 Stock Option Plan priced at $0.65 per share (the prevailing market price of our common stock at September 1, 2004). One-third of the options vested on September 1, 2004, and one-third vested on September 1, 2005. The remaining one-third vests on September 1, 2006, provided that Dr. Portman is employed by us at such date. To the extent not previously vested, the options also will vest if Dr. Portman's employment is terminated by us without cause or by Dr. Portman with cause. The term on the Employment Extension Agreement will terminate on December 31, 2006 unless terminated earlier by either Dr. Portman or us. Dr. Portman has the right to terminate the Employment Extension Agreement without cause on thirty days' prior written notice, or with cause (as defined in the Employment Extension Agreement). We have the right to terminate the Employment Extension Agreement for cause (as defined in the Employment Extension Agreement). In addition, if Dr. Portman's employment is terminated for any reason whatsoever (except by us with cause), Dr. Portman will be entitled to receive a lump sum payment of an amount equal to the base salary which would have been paid during the period beginning on the date of termination of employment and ending on the earlier of (1) the scheduled termination date or
(2) the first anniversary date of the termination date. Upon Dr. Portman's termination for any reason, including his voluntary termination, Dr. Portman will not be bound by any non-competition agreement unless we continue to pay his salary, in which case he will be subject to a one-year non-competition agreement.

          In the event of a Change in Control, as defined below, Dr. Portman is entitled to be paid, as additional compensation, a lump sum equal to his annual base salary in effect immediately prior to the Change in Control, payable at closing or completion of the Change in Control, and at such time all of his unvested options will vest. A "Change in Control" shall mean any Sale of the Company, as defined below, or the acquisition of beneficial ownership, by any stockholder or group of stockholders, not including stockholders who are our officers or directors on the date of the Employment Extension Agreement or any affiliate of such officer or director, of shares of the our capital stock entitled to cast at least 50% of all votes which may be cast in the election of the our directors. "Sale of the Company" shall mean (1) any merger or consolidation involving the Company if the stockholders of the Company prior to the merger hold less than 50% of the shares of the combined entity after the merger, or (2) the transfer or sale of all or substantially all of the assets of the Company.

          Under our arrangement with Mr. Kuchen, in the event of a sale, merger or change in control of the company, Mr. Kuchen will receive one-half of his annual salary and all of his options would become immediately vested. If Mr. Kuchen were subsequently terminated, Mr. Kuchen would receive one-half of his annual salary as severance.

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

          The table below sets forth information concerning compensation paid to Dr. Robert Portman, David Mastroianni, Stephen Kuchen, and Bruce Bollinger in 2005, 2004, and 2003. None of our executive officers other than Dr. Portman, Mr. Mastroianni, Mr. Kuchen, and Mr. Bollinger received compensation of $100,000 or more in fiscal 2005, 2004, and 2003. Dr. Portman served as President and CEO prior to September 1, 2004 and subsequent to May 2005. In the interim, Mr. Mastroianni served as President and CEO.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------
                                           Annual Compensation              Long Term Compensation
                                 ----------------------------------   ---------------------------------
                                                                               Awards           Payouts
                                                                      -----------------------   -------
                                                                                   Securities
                                                             Other                   Under-
                                                             Annual   Restricted      lying               All Other
Name and                                                    Compen-      Stock      Options/      LTIP     Compen-
Principal                               Salary      Bonus    sation    Award(s)       SARs      Payouts     sation
Position                         Year     ($)        ($)      ($)         ($)          (#)        ($)        ($)

(a)                              (b)      (c)        (d)      (e)         (f)          (g)        (h)        (i)
-------------------------------------------------------------------------------------------------------------------
Dr. Robert Portman,              2005   225,000      -0-      (1)         -0-          -0-        -0-        -0-
Chairman, President,             2004   275,000      -0-      (1)         -0-        450,000      -0-        -0-
CEO and Chief                    2003   275,000      -0-      (1)         -0-          -0-        -0-        -0-
Scientific Officer
-------------------------------------------------------------------------------------------------------------------
David Mastroianni,               2005   165,000(2)   -0-      (1)         -0-          -0-        -0-        -0-
former President and             2004    91,667(3)   -0-      (1)         -0-        550,000      -0-        -0-
CEO
-------------------------------------------------------------------------------------------------------------------
Stephen Kuchen,                  2005   137,500      -0-      (1)         -0-          -0-        -0-        -0-
CFO & COO                        2004   119,192      -0-      (1)         -0-        120,000      -0-        -0-
                                 2003   115,000      500      (1)         -0-         20,000      -0-        -0-
-------------------------------------------------------------------------------------------------------------------
Bruce Bollinger,                 2004   123,160(4)   -0-      (1)         -0-          -0-        -0-        -0-
former Executive VP-             2003   150,000      500      (1)         -0-          -0-        -0-        -0-
Marketing
-------------------------------------------------------------------------------------------------------------------

(1)  Less than 10% of annual salary and bonus.

(2) Mr. Mastroianni left us in May 2005. This amount includes severance pay of $68,750 paid pursuant to a severance agreement with Mr. Mastroianni.

(3)  Mr. Mastroianni joined us in September 2004.

(4)  Mr. Bollinger left us in June 2004 and this amount includes severance pay.

The following table sets forth certain information regarding options granted in fiscal 2005:

                                       OPTION/SAR GRANTS IN FISCAL-YEAR 2005
                                                (INDIVIDUAL GRANTS)



                             Number of              Percent Of Total
                            Securities                Options/SARs
                            Underlying                 Granted to                Exercise Or
                           Options/SARs               Employees In               Base Price
Name                       Granted (#)                Fiscal Year                ($/Share)         Expiration Date
(a)                            (b)                        (c)                       (d)                  (e)
------------------------------------------------------------------------------------------------------------------
Dr. Robert Portman            -0-                        -0-                        NA                    NA
------------------------------------------------------------------------------------------------------------------
David Mastroianni             -0-                        -0-                        NA                    NA
------------------------------------------------------------------------------------------------------------------
Stephen Kuchen                -0-                        -0-                        NA                    NA
------------------------------------------------------------------------------------------------------------------

The following table sets forth information with respect to the number of unexercised options and the value of unexercised "in-the-money" options held by Dr. Robert Portman and Stephen Kuchen at December 31, 2005.


                                      AGGREGATED OPTION/SAR EXERCISES IN FISCAL-YEAR 2005 AND
                                                   OPTION/SAR VALUES AT 12/31/05


                                                                  Number of Securities            $ Value of Unexercised In-
                          Shares                                Underlying Unexercised              the-Money Options/SARs
                         Acquired                              Options/SARs At 12/31/05                   At 12/31/05
                           On              Value                    Exercisable/                          Exercisable/
                        Exercise          Realized                  Unexercisable                        Unexercisable
Name                       (#)              ($)                          (#)                                  ($)
(a)                        (b)              (c)                          (d)                                  (e)
------------------   ---------------   --------------   ------------------------------------   -----------------------------------
                                                              Exercisable   Unexercisable          Exercisable   Unexercisable
                                                              -----------   -------------          -----------   -------------
Dr. Robert Portman         -0-              -0-                1,285,000       150,000                 $-0-           $-0-
Stephen Kuchen             -0-              -0-                  105,000        60,000                 $-0-           $-0-

          For the purpose of computing the value of "in-the-money" options at December 31, 2005, in the above table, the fair market value of our common stock at such date is deemed to be $0.30 per share, the closing sale price of the Common Stock on such date as reported by the OTC Bulletin Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During the last two fiscal years, we have not entered into any material transactions or series of transactions which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock had a direct or indirect material interest, nor are any such transactions presently proposed, except as follows:

          (a) On January 12, 2005, six of our directors loaned us an aggregate amount of $60,000, which amount was intended to be a bridge loan pending financing. This amount was repaid with the proceeds of the sale of preferred stock described below. All of our directors participated in this loan except Mr. David Portman.

          (b) On January 28, 2005, we entered into a Series A Preferred Stock Purchase Agreement and related agreements with Hormel Health Labs, LLC ("Hormel") pursuant to which we issued and sold 90,909 shares of Series A Preferred Stock for an aggregate purchase price of $1,000,000 or $11.00 per share. The shares of Series A Preferred Stock issued to Hormel are convertible into an aggregate 909,091 shares of Common Stock, subject to adjustment. In connection with the Series A Preferred Stock Purchase Agreement, we entered into an Investors' Rights Agreement with Hormel on the same date. Under the Investors Rights Agreement, we agreed, upon request by the holders of the Series A Preferred Stock, and subject to customary terms and conditions, to file a registration statement with the SEC registering for resale the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. Under the Investors' Rights Agreement, we also agreed to include the Common Stock issuable upon conversion of the Series A Preferred Stock in any other registration statement we may file with the SEC. The Investors' Rights Agreement prohibits us from granting registration rights superior to those under the Investors' Rights Agreement. Under the Investors' Rights Agreement, the holders of the Series A Preferred Stock also are granted a right to participate on a pro rata basis in future sales of equity securities (or securities exercisable for or convertible into equity securities). As long as at least 50% of the original shares of the Series A Preferred Stock remain outstanding, the holders have the right to designate an individual to be nominated to our Board of Directors, provided that such designee would be considered an independent director under the Exchange Act. Also in connection with this transaction, we entered into a Right of First Refusal and Co-Sale Agreement with Hormel and Dr. Robert Portman, the Chairman of our Board of Directors and our President and Chief Executive Officer, on January 28, 2005. Under this agreement, we and Hormel have the right of first refusal to purchase shares of our Common Stock, which are held by Dr. Portman and which he wishes to sell, at the price and terms offered by a third party. In addition, if the right of first refusal is not exercised in connection with any sale by Dr. Portman, Hormel will have the right to require a portion of its shares to be included with Dr. Portman's sale to a third party. Certain sales by Dr. Portman will be exempt from these restrictions, including public sales by Dr. Portman pursuant to Rule 144.

          (c) On January 28, 2005, we entered into an Exclusive Custom Manufacturing Agreement (the "Manufacturing Agreement") with an affiliate of Hormel. The Manufacturing Agreement provides for the exclusive manufacturing and processing of our powered sports drinks at fixed prices. The initial term of the Manufacturing Agreement was one year and was extended in August 2005 to two years.

          (d) On August 24, 2005, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Hormel. Pursuant to the Purchase Agreement, Hormel loaned us the principal amount of $500,000 in exchange for our Secured Convertible Promissory Note, which amount accrued interest at a rate of 8% per annum (the "Note"). The outstanding principal balance under the Note and any accrued but unpaid interest thereon was due and payable on August 24, 2007 to the extent that Hormel had not exercised certain conversion rights under the Note. On February 22, 2006, we repaid the principal and accrued interest on the
Note in full.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a director of the Company (excluding entities that are wholly-owned by one or more of the executive officers). The Compensation Committee, since formation, has consisted solely of independent directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires that our directors and executive officers, and any persons who own more than ten percent of our common stock, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports that they file. To our knowledge, based upon our review of these reports, all Section 16 reports required to be filed by our directors, executive officers and beneficial owners during the fiscal year ended December 31, 2005 were filed on a timely basis with the exception of the following. The Initial Statement of Beneficial Ownership of Securities (Form 3) relating to Gary Jamison's ownership of Common Stock was not filed within ten days of his becoming a director. Mr. Jamison does not currently own, and has not owned at any time since he became a director, shares of our Common Stock. Nor has he received options to purchase shares of our Common Stock. We expect that Mr. Jamison's Form 3 report will be filed in the near future.

             PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

          On June 17, 2005, Eisner, LLP resigned as our auditors. Effective June 28, 2005, we engaged Weiser, LLP to serve as the independent public accountants to audit our financial statements for the fiscal year ending December 31, 2005.

          Eisner's reports on our financial statements for the fiscal year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles, except that Eisner's report on our financial statements for the fiscal year ended December 31, 2004 did contain an explanatory paragraph regarding its substantial doubt as to our ability to continue as a going concern, and the lack of any adjustments to the financial statements that might result from that circumstance.

          During our past two fiscal years, we had no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Eisner's satisfaction, would have caused Eisner to make reference to the subject matter of the disagreement in connection with its report. During our past two fiscal years, Eisner did not advise us of any of the matters specified in Item 304(a)(1)(B) of Regulation S-B.

          During our past two fiscal years, we had no disagreements with Weiser on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Weiser's satisfaction, would have caused Weiser to make reference to the subject matter of the disagreement in connection with its report. During our past two fiscal years, Weiser did not advise us of any of the matters specified in Item 304(a)(1)(B) of Regulation S-B.

          The appointment of Weiser as independent public accountants replacing Eisner was approved by our Board of Directors and the Audit Committee of our Board of Directors. The Audit Committee has appointed Weiser as independent auditors for the Company for the fiscal year ending December 31, 2006.

          A proposal to ratify that appointment will be presented at the Annual Meeting. If the stockholders do not ratify the appointment of Weiser, the Audit Committee is not obligated to appoint other auditors but will give consideration to such unfavorable vote.

          Representatives of Weiser are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders. We do not anticipate that representatives of Eisner will be present at the Annual Meeting.

          THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF WEISER LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

FEES PAID TO AUDITORS

          Eisner LLP served as our independent auditors for the year ended December 31, 2004 and through June 17, 2005. Weiser LLP served as our independent auditors for the balance of fiscal year ended December 31, 2005. We have been billed the fees set forth below in connection with services rendered by the independent auditors to us:

Fee Category                       Fiscal 2005   Fiscal 2004
---------------------              -----------   -----------
Audit Fees(1)                      $85,062       $56,500
Audit-Related Fees(2)              $             $   -0-
Tax Fees(3)                        $ 7,000       $ 8,500
All Other Fees(4)                  $ 6,000       $   -0-
                                   -------       -------
   TOTAL                           $98,062       $65,000
                                   =======       =======

          (1)Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of Company documents filed with the SEC.

          (2)Audit-related fees consisted of fees for assurance and related services, including primarily employee benefit plan audits, due diligence related to acquisitions, accounting consultations in connection with acquisitions, consultation concerning financial accounting and reporting standards and consultation concerning matters related to Section 404 of the Sarbanes Oxley Act of 2002.

          (3)Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

          (4)Other fees consisted of transitional costs in connection with changing auditors.

          The Audit Committee has reviewed the above information and determined that Eisner's and Weiser's provision of services billed under "All Other Fees" is compatible with maintaining Eisner's and Weiser's independence.

POLICY FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

          The Audit Committee's policy is to pre-approve all audit services and all non-audit services that our independent auditor is permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

          The pre-approval policy was implemented effective as of March 16, 2004. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance its normal functions.

ANNUAL REPORT

          The Company delivered copies of its Annual Report for the year ended December 31, 2005 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but the report is not incorporated into this Proxy Statement and is not a part of the proxy soliciting material. STOCKHOLDERS MAY OBTAIN A COPY OF THE FULL ANNUAL REPORT TO STOCKHOLDERS AND/OR THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-KSB, WITHOUT CHARGE, BY WRITING TO THE SECRETARY OF THE COMPANY AT 100 MATAWAN ROAD, SUITE 420, MATAWAN, NEW JERSEY, 07747-3913.

CORPORATE GOVERNANCE DOCUMENTS

          The Company' Audit Committee Charter and Code of Ethics have been posted on the Company's Internet website - www.pacifichealthlabs.com

OTHER MATTERS

          The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

          Any proposal by a stockholder intended to be presented at the 2007 Annual Meeting of stockholders must be received by the Company at the Company's principal executive offices, 100 Matawan Road, Matawan, NJ 07747, attention:
Secretary, no later than January 10, 2007 in order to be included in the proxy materials and form of proxy relating to the 2007 Annual Meeting. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials.

          For business to be properly brought before the 2007 Annual Meeting by a stockholder in a form other than a stockholder proposal, any stockholder who wishes to bring such business before the 2007 Annual Meeting of stockholders must give notice of such business in writing to the Company's Secretary at the address stated in the previous paragraph, not less than 60 nor more than 90 days prior to the 2007 Annual Meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by the Company's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the principal offices of Company.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Stephen P. Kuchen
                                        ----------------------------------------
                                        Stephen P. Kuchen, Secretary

Dated: May 8, 2006

                        PACIFICHEALTH LABORATORIES, INC.

                         I. 100 MATAWAN ROAD, SUITE 420
                                MATAWAN, NJ 07747
        PROXY - ANNUAL MEETING OF SHAREHOLDERS - WEDNESDAY, JUNE 7, 2006
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Robert Portman and Stephen P. Kuchen, or either of them, proxy, with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the Common Shares of PacificHealth Laboratories, Inc. held of record by the undersigned on May 5, 2006 at the Annual Meeting of Shareholders to be held on Wednesday, June 7, 2006 or at any adjournment thereof.

1. ELECTION OF DIRECTORS.
          FOR all nominees listed       WITHHOLD AUTHORITY to vote
          below (except as marked to    for all nominees listed below
          the contrary below)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:
--------------------------------------------------------------------------------
          Robert Portman, Stephen P. Kuchen, David Portman, Michael Cahr,
          Gary Jamison

2. PROPOSAL TO RATIFY THE APPOINTMENT OF WEISER LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
          FOR        AGAINST        ABSTAIN

                 (Continued, and to be signed, on Reverse Side)

(Continued from other side)
3. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

INSTRUCTIONS: TO WITHHOLD SUCH AUTHORITY, CHECK THE FOLLOWING BOX.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR THE RATIFICATION OF EISNER, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY; AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        Date ___________________________________

                                        Signature_______________________________


                                        ________________________________________
                                        Signature, if held jointly